Exhibit 99.2
                                                                    ------------
                                 Filing Entities
                                 ---------------

Designated Filer:                   Warburg, Pincus Investors, L.P.
Issuer & Ticker Symbol:             Grubb & Ellis Company (GBE)
Date of Event Requiring Statement:  December 7, 2005


1.    Name: Warburg Pincus & Co. (General Partner)
      Address: 466 Lexington Avenue
      New York, New York  10017

2.    Name: Warburg Pincus LLC (Manager of Warburg, Pincus Investors, L.P.)
      Address: 466 Lexington Avenue
      New York, New York  10017

3.    Name: Warburg, Pincus Investors Liquidating Trust
      Address:  c/o Warburg Pincus & Co.
                466 Lexington Avenue
                New York, New York  10017


                                  WARBURG PINCUS & CO.

                                  By:  /s/ Scott A. Arenare
                                  --------------------------
                                  Name:  Scott A. Arenare       Date:  12/7/05
                                  Title: Partner


                                  WARBURG PINCUS LLC

                                  By:  /s/ Scott A. Arenare
                                  --------------------------
                                  Name:  Scott A. Arenare       Date:  12/7/05
                                  Title: Member


                                  WARBURG, PINCUS INVESTORS
                                  LIQUIDATING TRUST

                                  By:  /s/ Scott A. Arenare
                                  --------------------------
                                  Name:  Scott A. Arenare       Date:  12/7/05
                                  Title: Trustee